UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

Xenonics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32469	84-1433854
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3186 Lionshead Avenue Carlsbad, California	92010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 477-8900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2009, Xenonics Holdings, Inc. (the “Company”) granted to each of Alan P. Magerman (the Company’s Chairman of the Board) and Jeffery P. Kennedy (the Company’s President and Chief Operating Officer) an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.65 per share.

Each option provides that it will vest only if the Company achieves specified performance criteria during its 2009 fiscal year. On September 22, 2009, the Company’s Compensation Committee (which consists solely of independent directors) modified each option to provide that the 2010 fiscal year will replace the 2009 fiscal year for purposes of determining whether the options will vest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.

September 25, 2009	By:	/s/ Richard S. Kay
Name: Richard S. Kay Title: Chief Financial Officer

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